AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2003

                                                     REGISTRATION NO. 333-54142

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -----------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                          CUBIST PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                 22-3192085
 (State or Other Jurisdiction of     (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                                65 HAYDEN AVENUE
                              LEXINGTON, MA 02421
                                 (781) 860-8660
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                  -----------

                               MICHAEL W. BONNEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CUBIST PHARMACEUTICALS, INC.
                                65 HAYDEN AVENUE
                              LEXINGTON, MA 02421
                                 (781) 860-8660
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                  -----------

                                with copies to:
                              JULIO E. VEGA, ESQ.
                            MATTHEW J. CUSHING, ESQ.
                             BINGHAM MCCUTCHEN LLP
                               150 Federal Street
                                Boston, MA 02110
                                 (617) 951-8000

    Approximate date of commencement of the proposed sale of the securities to the public: not applicable.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

     On January 23, 2001, Cubist Pharmaceuticals, Inc. (the "Company") filed a Registration Statement on Form S-3 (File No. 333-54142) (the "Registration Statement"), to register up to 253,835 shares of its common stock, par value $0.001 per share. The Company's contractual obligation to maintain the effectiveness of the Registration Statement expired on October 23, 2003, and consequently, in accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement deregisters the shares of common stock registered pursuant to the Registration Statement remaining unsold as of the effective date hereof. As a result of the deregistration, no shares remain registered for sale pursuant to the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Cubist Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 18th day of December, 2003.

                     CUBIST PHARMACEUTICALS, INC.
                     By:

                        /s/ Michael W. Bonney
                        Michael W. Bonney
                        President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


 SIGNATURE                        TITLE                                                                     DATE

 /s/ Michael W. Bonney
 ----------------------           President, Chief Executive Officer, and Director                   December 18, 2003
 Michael W. Bonney                (Principal Executive Officer)

 /s/ David W.J. McGirr            Senior Vice President                                              December 18, 2003
 ----------------------           and Chief Financial Officer
 David W.J. McGirr                (Principal Financial and Accounting Officer)


 /s/ Scott M. Rocklage            Chairman of the Board of Directors                                 December 18, 2003
 -------------
 Scott M. Rocklage

 _____________________________    Director
        Kenneth M. Bate

 _____________________________    Director
         Susan B. Bayh

 ______________*______________    Director                                                           December 18, 2003
         John K. Clarke

 ______________*______________    Director                                                           December 18, 2003
      David W. Martin, Jr.

 ______________*______________    Director                                                           December 18, 2003
       Walter R. Maupay

 _____________________________    Director
      J. Matthew Singleton

*By: /s/ Scott M. Rocklage
     -------------------------------
     Scott M. Rocklage
     Attorney-in-Fact
